EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-236558) of our report dated March 26, 2020, with respect to the audited consolidated financial statements of Sanara MedTech Inc. and its subsidiaries for the years ended December 31, 2019 and 2018.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
November 16, 2020